POWER OF ATTORNEY

WHEREAS the undersigned are the Trustees of Rogé Partners Funds, a Delaware statutory trust, which intends to do business as an open-end non-diversified investment company (mutual fund), and

WHEREAS the Rogé Partners Funds, intends to register its shares with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 and with the Securities Departments of the various states and the District of Columbia.  Now, therefore,

KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned does hereby appoint each of the persons hereinafter set out as his attorney each with the power to act severally in the name of the undersigned and to execute on his behalf all forms and documents required by the Securities and Exchange Commission, or any state of the United States of America, or the District of Columbia, in connection with the initial registration of the securities of the Rogé Partners Funds and in the maintenance of such registrations:

Ronald Rogé

Steven Rogé

David Silk

Susan Chesley

Roseanne Grande

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of June, 2004.

/s/ Donald Smith

Donald Smith

Trustee

Sworn to before me this 24th day of June, 2004.

/s/ Rona Bordonaro, Notary Public

County of Nassau, State of New York

Rona Bordonaro, Notary Public, State of New York, No. 4894681, Qualified in Suffolk County

My commission expires May 11, 2007.